Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated January 6, 2014

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Commodities » Energy » Energy ETNs » DTO » Performance

DTO
ETN

PowerShares DB Crude Oil Double Short ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $101,299,803 - As of: 12/12/2013

Overview Performance News Related Materials FAQ

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Growth of $10,000 1 Year


— DTO
$10000
$9000
$8000
$7000
$6000
$5000
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

To speak with a representative,
call 1-877-369-4617 or submit a request.


Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 12-December-2012
End Date: 12-December-2013
Growth $: $7332.89 (-26.7%)
Value: 36.18

Market Price: 36.27
High/Low: 36.29/48.31
Volume: 117,461.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Nov 2013

○ Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
DTO								
Value	8.25	30.13	-9.35	-9.33	-14.07	-14.06	-15.87	9.20
Market Price Returns	6.76	28.88	-10.72	-10.60	-15.10	16.94	9.85	8.98
Underlying Index								
Deutsche Bank	-4.15	-13.25	-56.88	-57.68	-56.58	-26.29	-19.36	-

Underlying Index								
Deutsche Bank Liquid Commodity Index - Oil	-4.15	-13.25	-56.88	-57.68	-56.58	-26.29	-19.36	-
Benchmark Indexes								
Dow Jones-UBS Commodity Index[SM]	0.00	0.00	0.00	-1.79	-4.35	-2.31	2.25	-8.78
S&P GSCI Total Return Index	0.00	0.00	0.00	-0.22	-0.87	2.59	1.14	-12.32
S&P 500 Index	3.05	11.16	11.91	29.12	30.30	17.73	17.60	7.70

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The PowerShares DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the PowerShares DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

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Contact Us

To speak with a representative,
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OLO ETN

PowerShares DB Crude Oil Long ETN

Prospectus Fact Sheet

Total Notes Outstanding: $8,223,584 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Growth of $10,000 — 1 Year


OLO
$11500
$11250
$11000
$10750
$10500
$10250
$10000
$9750
$9500
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

DBE ETF — PowerShares DB Energy Fund

DBO ETF — PowerShares DB Oil Fund

DTO ETN — PowerShares DB Crude Oil Double Short ETN

SZO ETN — PowerShares DB Crude Oil Short ETN

Start Date: 10-December-2012
End Date: 10-December-2013
Growth $: $11212.83 (12.1%)
Value: 13.59

Market Price: 13.46
High/Low: 13.48/12.17
Volume: 400.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Nov 2013

○ Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
OLO								
Value	-1.80	-4.45	4.63	2.42	4.63	1.09	3.07	-11.15
Market Price Returns	-1.58	-2.46	4.80	2.66	4.96	-19.36	-12.11	-11.15
Underlying Index								
Deutsche Bank Liquid Commodity	-1.76	-4.25	-55.62	-56.42	-55.44	-23.56	-12.58	-

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
OLO								
Value	-1.80	-4.45	4.63	2.42	4.63	1.09	3.07	-11.15
Market Price Returns	-1.58	-2.46	4.80	2.66	4.96	-19.36	-12.11	-11.15
Underlying Index								
Deutsche Bank Liquid Commodity Index – Optimum Yield™ Crude Oil	-1.76	-4.25	-55.62	-56.42	-55.44	-23.56	-12.56	-
Benchmark Indexes								
Dow Jones-UBS Commodity Index℠	0.00	0.00	0.00	-1.79	-4.35	-2.31	2.25	-8.78
S&P GSCI Total Return Index	0.00	0.00	0.00	-0.22	-0.87	2.59	1.14	-12.32
S&P 500 Index	3.05	11.16	11.91	29.12	30.30	17.73	17.60	7.70

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The PowerShares DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the PowerShares DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

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Commodities » Energy » Energy ETNs » SZO » Performance

SZO ETN

PowerShares DB Crude Oil Short ETN

Prospectus | Fact Sheet

Total Notes Outstanding: $9,005,512 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Growth of $10,000 | 1 Year



SZO
$10000
$9500
$9000
$8500
$8000
$7500
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

call 1-877-369-4617 or submit a request.

PowerShares DB Energy Fund

PowerShares DB Oil Fund

PowerShares DB Crude Oil Double Short ETN

Start Date: 12-December-2012
End Date: 12-December-2013
Growth $: $8680.28 (-13.2%)
Value: 39.53

Market Price: 39.36
High/Low: -/45.48
Volume: -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Nov 2013

Quarter-end   (•) Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
SZO								
Value	4.09	14.33	-4.05	-3.60	-6.16	-4.68	-4.33	9.84
Market Price Returns	3.75	13.87	-4.73	-4.36	-6.70	18.38	10.65	9.71
Underlying Index								
Deutsche Bank Liquid	-4.15	-13.25	-56.88	-57.68	-56.58	-26.29	-19.36	-

Underlying Index								
Deutsche Bank Liquid Commodity Index - Oil	-4.15	-13.25	-56.66	-57.68	-56.56	-26.29	-19.36	-
Benchmark Indexes								
Dow Jones-UBS Commodity Index℠	0.00	0.00	0.00	-1.79	-4.35	-2.31	2.25	-8.78
S&P GSCI Total Return Index	0.00	0.00	0.00	-0.22	-0.87	2.59	1.14	-12.32
S&P 500 Index	3.05	11.16	11.91	29.12	30.30	17.73	17.60	7.70

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The PowerShares DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the PowerShares DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
  - All Commodities Products
  - Broad Commodities
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Commodities » Energy » Energy ETNs » DTO

DTO ETN

PowerShares DB Crude Oil Double Short ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $99,257,461 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

The PowerShares DB Crude Oil Double Short ETN (Symbol: DTO) is part of the "PowerShares DB Crude Oil ETN" collection. PowerShares DB Crude Oil ETNs provide investors a way to take a long, short or leveraged view on the performance of an oil-based commodity index. All of the PowerShares DB Crude Oil Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index-Light Crude, which is intended to track the long or short performance of the underlying futures contracts of a basket of oil futures contracts. The Long ETN is based on the Optimum Yield™ version of the Index, and the Short and Double Short ETNs are based on the standard version of the Index. Investors can buy and sell the PowerShares DB Crude Oil ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the PowerShares DB Crude Oil ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. Leveraged inverse ETNs are not suitable for all investors.

Regulatory Documents

PROSPECTUS

FACT SHEET

Risks

Benefits

To speak with a representative,
call 1-877-369-4617 or submit a request.

Related Funds

Risks

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in crude oil futures contracts
- Credit risk of the issuer
- Acceleration risk
- Lack of liquidity

Benefits

- Leveraged short notes
- Relatively low cost
- Intraday access
- Listed
- Transparency

DTO Profile

Inception Date: 06/16/2008

ETN Price at Initial Listing: $25.00

Maturity Date: 6/1/2038

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.75%

Intraday Intrinsic Value Symbol: DTOIV

Ticker: DTO

CUSIP: 25154K809

DTO Financial Details

As of 02-Jan-2014 03:59 PM

Last Trade:	Bid:	Ask:
$37.72	$35.50	$37.87
Open:	High:	Low:
$36.69	$37.82	$36.69

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Indicative Intra-day Value: $37.80

Last End of Day Value: $35.64

Last End of Day Date: 12/31/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Returns

As of Nov 2013

Growth of $10,000 »

DTO	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception
Repurchase Value	8.25	30.13	-9.35	-14.07	-14.06	-15.87	9.20

View Standardized Performance »

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

About the Note's Index

Last Updated 12/12/2013

Index Ticker: DBRCLTR

Component	Contract Date	Weight %
Light Crude	21-Jan-2014	100.00

DTO News & Press Releases

DTO News & Press Releases

Archived News

April 15, 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The PowerShares DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the PowerShares DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
  - All Commodities Products
  - Broad Commodities
  - Agriculture
  - Metals
  - Energy
    - All Energy Products
    - Energy ETNs
      - All Energy ETNs
      - DPU
      - DDP
      - DYY
      - DEE
      - DTO
      - OLO
      - SZO
    - Energy ETFs
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
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- Sovereign Debt

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Commodities » Energy » Energy ETNs » OLO

OLO
ETN

PowerShares DB Crude Oil Long ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $8,223,584 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

The PowerShares DB Crude Oil Long ETN (Symbol: OLO) is part of the "PowerShares DB Crude Oil ETN" collection. PowerShares DB Crude Oil ETNs provide investors a way to take a long, short or leveraged view on the performance of an oil-based commodity index. All of the PowerShares DB Crude Oil Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index - Light Crude, which is intended to track the long or short performance of the underlying futures contracts of a basket of oil futures contracts. The Long ETN is based on the Optimum Yield™ version of the Index, and the Short and Double Short ETNs are based on the standard version of the Index. Investors can buy and sell the PowerShares DB Crude Oil ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the PowerShares DB Crude Oil ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security.

Regulatory Documents

PROSPECTUS

FACT SHEET

Risks

Benefits

To speak with a representative,
call 1-877-369-4617 or submit a request.

Related Funds

DBE ETF — PowerShares DB Energy Fund

DBO ETF — PowerShares DB Oil Fund

DTO ETN — PowerShares DB Crude Oil Double Short ETN

SZO ETN — PowerShares DB Crude Oil Short ETN

Risks

- Non-principal protected
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in crude oil futures contracts
- Credit risk of the issuer
- Acceleration risk
- Lack of liquidity

Benefits

- Unleveraged long notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

OLO Profile

Inception Date:	06/16/2008
ETN Price at Initial Listing:	$25.00
Maturity Date:	6/1/2038
Listing Exchange:	NYSE Arca
Yearly Investor Fee:	0.75%
Intraday Intrinsic Value Symbol:	OLOIV
Ticker:	OLO
CUSIP:	25154K866

OLO Financial Details

As of 02-Jan-2014 01:47 PM

52 Week High: $14.00

52 Week Low: $11.87



10
0
Apr '13
Oct '13

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Indicative Intra-day Value:	$13.26
Last End of Day Value:	$13.62
Last End of Day Date:	12/31/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Returns

As of Nov 2013

Growth of $10,000 »

OLO	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception
Repurchase Value	-1.80	-4.45	4.63	4.63	1.09	3.07	-11.15

View Standardized Performance »

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

About the Note's Index

Last Updated 12/10/2013

Index Ticker: DBLCOCLT

Component	Contract Date	Weight %
Light Crude	20 Jun 2014	100.00

OLO News & Press Releases

OLO News & Press Releases

Archived News

April 15, 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The PowerShares DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the PowerShares DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

SZO ETN

PowerShares DB Crude Oil Short ETN

Prospectus Fact Sheet

Total Notes Outstanding: $9,005,512 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

PowerShares DB CrudPowerShares DB Crude Oil Exchange Traded Notes provide investors a way to take a long, short or leveraged view on the performance of an oil-based commodity index. All of the PowerShares DB Crude Oil Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Light Crude Oil, which is intended to track the long or short performance of the underlying futures contracts of a basket of oil futures contracts. The Long ETN is based on the Optimum Yield™ version of the Index, and the Short and Double Short ETNs are based on the standard version of the Index. Investors can buy and sell the PowerShares DB Crude Oil ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the PowerShares DB Crude Oil ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. Inverse ETNs are not suitable for all investors.

Regulatory Documents

PROSPECTUS

FACT SHEET

Risks

Benefits

- Unleveraged short notes

Contact Us

To speak with a representative, call 1-877-369-4617 or submit a request.

Related Funds

DBE ETF — PowerShares DB Energy Fund

DBO ETF — PowerShares DB Oil Fund

DTO ETN — PowerShares DB Crude Oil Double Short ETN

Risks

- Non-principal protected
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in crude oil futures contracts
- Credit risk of the issuer
- Acceleration risk
- Lack of liquidity

Benefits

- Unleveraged short notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

SZO Profile

Inception Date: 06/16/2008

ETN Price at Initial Listing: $25.00

Maturity Date: 6/1/2038

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.75%

Intraday Intrinsic Value Symbol: SZOIV

Ticker: SZO

CUSIP: 25154K874

SZO Financial Details

As of 02-Jan-2014 01:24 PM

Market Price: $40.12	Change: $1.13
Notes Outstanding: 0.2MM	Volume: 5,200

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Indicative Intra-day Value: $40.43

Last End of Day Value: $39.25

Last End of Day Date: 12/31/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Returns
As of Nov 2013

Growth of $10,000 »

SZO	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception
Repurchase Value	4.09	14.33	-4.05	-6.16	-4.68	-4.33	9.84

View Standardized Performance »

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

About the Note's Index

Last Updated 12/12/2013

Index Ticker: DBRCLTR

Component	Contract Date	Weight %
Light Crude	21-Jan-2014	100.00

SZO News & Press Releases

SZO News & Press Releases

Archived News

April 15, 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The PowerShares DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the PowerShares DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000

Returns »


DTO
10k
5k
0k
Jan '13
Apr '13
Jul '13
Oct '13

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

About the Note's Index

Last Updated 12/19/2013

Index Ticker: DBRCLTR

Energy ETNs

All Energy ETNs

DPU

DDP

DYY

DEE

DTO

OLO

SZO

Energy ETFs

Currencies

Equities

Fixed Income

US/Domestic

International

Target Date

Hybrid Assets

Commission-Free

Currency-Hedged

Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value % 1 Year



Index
DTO
20
0
-20
-40
-60
-80
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012	Value: 35.11
End Date: 19-December-2013	Market Price: 35.43
Repurchase Value % : -24.54%	High/Low: 35.64/46.15
Index Level % : -53.98%	Volume: 260,999.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Energy ETNs

All Energy ETNs
DPU
DDP
DYY
DEE
DTO
OLO
SZO

Energy ETFs

- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value History — 1 Year



DTO
45
40
35
30
25
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 19-December-2013
Value: 35.11

Value: 35.11
Market Price: 35.43
High/Low: 35.64/46.15
Volume: 260,999.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Last End of Day Date: 12/19/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000

Returns »


OLO
10k
5k
0k
Jan '13
Apr '13
Jul '13
Oct '13

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

About the Note's Index

- Energy ETNs
  - All Energy ETNs
  - DPU
  - DDP
  - DYY
  - DEE
  - DTO
  - OLO
  - SZO
- Energy ETFs
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative, call 1-877-369-4617 or submit a request.

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value % 1 Year



Index
OLO
10
0
-10
-20
-30
-40
-50
-60
-70
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012	Value: 13.52
End Date: 19-December-2013	Market Price: 13.34
Repurchase Value %: 7.56%	High/Low: 13.33/12.32
Index Level %: -54.23%	Volume: 341.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

- Energy ETNs
  - All Energy ETNs
  - DPU
  - DDP
  - DYY
  - DEE
  - DTO
  - OLO
  - SZO
- Energy ETFs
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

DBE ETF — PowerShares DB Energy Fund

DBO ETF — PowerShares DB Oil Fund

DTO ETN — PowerShares DB Crude Oil Double Short ETN

SZO ETN — PowerShares DB Crude Oil Short ETN

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value History — 1 Year



OLO
13.5
13
12.5
12
11.5
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012	Value : 13.52
End Date : 19-December-2013	Market Price : 13.34
Value : 13.52	High/Low : 13.33/12.32
	Volume : 341.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000

Returns »



SZO
10k
5k
0k
Jan '13
Apr '13
Jul '13
Oct '13

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

About the Note's Index

Last Updated 12/19/2013

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

DBE ETF PowerShares DB Energy Fund

DBO ETF PowerShares DB Oil Fund

DTO ETN PowerShares DB Crude Oil Double Short ETN

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value % — 1 Year


Index
SZO
20
0
-20
-40
-60
-80
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 17-December-2013
Repurchase Value % : -10.25%
Index Level % : -54.71%

Value : 39.68
Market Price : 39.40
High/Low : -/-
Volume : -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Contact Us

To speak with a representative, call 1-877-369-4617 or submit a request.

DBE ETF PowerShares DB Energy Fund

DBO ETF PowerShares DB Oil Fund

DTO ETN PowerShares DB Crude Oil Double Short ETN

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value History — 1 Year


SZO
44
42
40
38
36
34
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 19-December-2013
Value: 38.98

Value: 38.98
Market Price: 39.00
High/Low: 39.07/43.64
Volume: 115.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.